CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 1999, relating to the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries, which appears in CPAC, Inc. and Subsidiaries’ Annual Report on Form 10-K for the year ended March 31, 1999.

                                                                                                           /s/ PricewaterhouseCoopers LLP
                                                                                                           PRICEWATERHOUSECOOPERS LLP

Rochester, New York
September 24, 1999

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